    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                      DATA PROCESSING RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                            ------------------------


         California                                              95-3931443
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                       4400 MacArthur Boulevard, Suite 600
                         Newport Beach, California 92660
                                 (714) 553-1102
                    (Address of Principal Executive Offices)

                            ------------------------

                      DATA PROCESSING RESOURCES CORPORATION
                       1994 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                            ------------------------


                               Michael A. Piraino
                             Chief Financial Officer
                      Data Processing Resources Corporation
                       4400 MacArthur Boulevard, Suite 600
                         Newport Beach, California 92660
                                 (714) 553-1102
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------


                                   COPIES TO:
                              Elaine R. Levin, Esq.
                               Riordan & McKinzie
                        695 Town Center Drive, Suite 1500
                          Costa Mesa, California 92626
                                 (714) 433-2900

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                         PROPOSED              PROPOSED
    TITLE OF EACH CLASS OF           AMOUNT               MAXIMUM               MAXIMUM             AMOUNT OF
       SECURITIES TO BE              TO BE            OFFERING PRICE           AGGREGATE          REGISTRATION
          REGISTERED               REGISTERED          PER SHARE(1)         OFFERING PRICE             FEE
-------------------------------------------------------------------------------------------------------------------
         Common Stock               750,000               $23.69             $17,767,500              5,242
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock, as reported on the Nasdaq National Market on January 27, 1998.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, the contents of the Data Processing Resources Corporation Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") on June 28, 1996 (File No. 333-07145), and of the Data Processing Resources Corporation Registration Statement on Form S-8 filed with the SEC on January 29, 1997 (File No. 333-20627), with respect to Data Processing Resources Corporation 1994 Stock Option Plan, As Amended, are incorporated by reference into this Registration Statement. No additional information is required in this Registration Statement that is not in the earlier Registration Statements filed on June 28, 1996 and on January 29, 1997, or incorporated by reference into such Registration Statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on January 28, 1998.

                                           DATA PROCESSING RESOURCES CORPORATION


                                           By: /s/ MICHAEL A. PIRAINO
                                               ---------------------------
                                                   Michael A. Piraino
                                                   Chief Financial Officer


                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Connell and Michael A. Piraino and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for each person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                               Title                               Date
          ---------                               -----                               ----
     /s/ Mary Ellen Weaver            Chairman of the Board, Chief              January 28, 1998
---------------------------------     Executive Officer, and Director
         Mary Ellen Weaver            (Principal Executive Officer)


      /s/ David M. Connell            President, Chief Operating Officer        January 28, 1998
---------------------------------     and Director
          David M. Connell


     /s/ Michael A. Piraino           Senior Vice President, Finance            January 28, 1998
---------------------------------     and Chief Financial Officer
         Michael A. Piraino           (Principal Financial Officer and
                                      Principal Accounting Officer)


    /s/ J. Christopher Lewis          Director                                  January 28, 1998
---------------------------------
        J. Christopher Lewis


      /s/ Patrick C. Haden            Director                                  January 28, 1998
---------------------------------
          Patrick C. Haden


  /s/ Christopher W. Lancashire       Director                                  January 28, 1998
---------------------------------
      Christopher W. Lancashire

                                INDEX TO EXHIBITS



Sequentially
  Numbered
  Exhibit        Description
------------     -----------

     5.1         Opinion of Riordan & McKinzie, a Professional Corporation

    23.1 Consent of Riordan & McKinzie, a Professional Corporation -- included in Exhibit 5.1

    23.2         Consent of Deloitte & Touche LLP

    24.1         Power of Attorney (included on page II-2)